 Exhibit 5.1

FORBES HARE

Cassia Court

Camana Bay

Suite 716, 10 Market Street

Grand Cayman KY 1-9006

Cayman Islands

June 19, 2015

To:	Yulong Eco-Materials Limited

Jiaodian Town, Xinhua Area

Pingdingshan, Henan Province

People’s Republic of China

Re: Registration Statement on Form S-1 (File No. 333-201170)

Ladies and Gentlemen:

We have acted as Cayman Islands legal advisers to Yulong Eco-Materials Limited (the “Company”) in connection with the Company’s registration statement on Form S-1, including all amendments or supplements thereto (the “Registration Statement”), filed with the Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended to date relating to the offering by the Company of the Company’s Ordinary Shares of par value US$0.00125 each (the “Shares”).

We are furnishing this opinion as Exhibit 5.1 to the Registration Statement.

1.	Document Reviewed

For the purposes of this opinion, we have reviewed originals, copies or final drafts of the Registration Statement and such other documents, records, certificates and other instruments as we have deemed necessary in order to render the opinions below (collectively the “Documents”).

2.	Assumptions

The following opinions are given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion letter. These opinions only relate to the laws of the Cayman Islands which are in force on the date of this opinion letter. In giving these opinions we have relied (without further verification) upon the completeness and accuracy of the Documents. We have also relied upon the following assumptions, which we have not independently verified:

2.1	Copies or drafts of the Documents provided to us are true and complete copies of, or in the final forms of, the originals.

2.2	The genuineness of all signatures and seals.

2.3	There is nothing under any law (other than the law of the Cayman Islands) which would or might affect the opinions set out below.

3.	Opinion

Based upon the foregoing and subject to the qualifications set out below and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1	The Company has been duly registered as an exempted company with limited liability and is validly existing and in good standing under the laws of the Cayman Islands.

3.2	The issue and allotment of the Shares have been duly authorised and when allotted, issued and paid for as contemplated in the Registration Statement, the Shares will be legally issued and allotted, fully paid and non-assessable. As a matter of Cayman law, a share is only issued when it has been entered in the register of members (shareholders).

3.3	The statements under the caption “Taxation” in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects and that such statements constitute our opinion.

4.	Qualifications

Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion or otherwise with respect to the commercial terms of the transactions the subject of this opinion.

In this opinion the phrase “non-assessable” means, with respect to the Shares in the Company, that a shareholder shall not, solely by virtue of its status as a shareholder, be liable for additional assessments or calls on the Shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the headings “Enforceability of Civil Liabilities”, “Taxation” and “Legal Matters” and elsewhere in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

Yours faithfully

/s/ Forbes Hare
Forbes Hare